UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 12, 2004

ACOLA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 2102, Chinachem Century Tower

178 Gloucester Road

Wanchai, Hong Kong

(Address of Principal Executive Office) (Zip Code)

(852) 2833 2186

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed by Registrant within 60 days, as described in Item 7 below.

Item 1.     Changes in Control of Registrant.

Overview of the Transaction

The information below is a summary description of the Exchange Agreement  (as defined below) and is qualified in its entirety by reference to the Exchange Agreement, including all annexes, exhibits and schedules attached thereto, and any related documents that the Registrant has filed as exhibits to this Report.

Acola Corp., a Delaware corporation (the “Registrant”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with Teda Travel Incorporated, a British Virgin Islands corporation (“Teda BVI”), and Teda Travel Incorporated, a Florida corporation, the sole beneficial stockholder of Teda BVI (“Teda Florida”) on March 10, 2004. The Exchange Agreement sets forth the terms and conditions of the exchange by Teda Florida of its common shares of Teda BVI, representing all of the issued and outstanding capital stock of Teda BVI, in exchange for the issuance by Registrant to Teda Florida and certain financial advisors of an aggregate of 19,714,715 shares of common stock, par value $0.001 per share (the “Acola Common Stock”), of Registrant (the “Transaction”). The closing of the Transaction (the “Closing”) occurred on March 12, 2004 (the “Closing Date”).

Prior to the Closing, approximately 80.5% of all issued and outstanding shares of the Registrant were held by Donald E. Baxter (“D. Baxter”)(58.0%) and James N. Baxter  (“J. Baxter”)(22.5%).  At the Closing, 17,853,578 shares of Acola’s common stock were issued to Teda Florida. After the Closing, Teda Florida held approximately 86.0% of the Registrant’s common stock and approximately 4.0% of the Registrant’s common stock were held collectively by D. Baxter (2.9%) and J. Baxter (1.1%).

At the Closing Date, pursuant to the Exchange Agreement, all of the Registrant’s existing officers and directors, except Mr. James N. Baxter, resigned and Teda Florida elected Ms. Zhi Ying Chang, Mr. Godfrey Chin Tong Hui and Mr. Hon Ming Wong (the “Designees”) to the board of directors (“Board of Directors”) of the Registrant subject to Rule 14f-1 of the Exchange Act of 1934.

Teda Florida is a provider of management services to hotels and resorts in the People’s Republic of China. Prior to the Transaction, it operated through its two wholly-owned operating subsidiaries, Teda BVI and Teda Hotels Management Limited, a Hong Kong corporation (“Teda Hong Kong”). Teda Florida is a reporting company with the SEC. For more information on Teda Florida, please see its SEC filings available on the SEC website at www.sec.gov.

Item 2.     Acquisition Or Disposition Of Assets.

The information required for this Item 2 is included in the description of the Changes in Control of Registrant in Item 1 above.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.

To be filed by amendment within 60 days.

(b)  Pro Forma Financial Information.

To be filed by amendment within 60 days.

(c)  Exhibits

Exhibit Number	Description

10.1	Share Exchange Agreement

10.2	Financial Statements of Acola Corp., a Delaware corporation (1)

10.3	Pro Forma Financial Information.(1)

99.1	Press Release dated March 18, 2004

——————

(1)  To be filed by amendment within 60 days

Item 8.     Change in Fiscal Year.

Effective March 12, 2004, the Registrant adopted the fiscal year of that of the acquirer, Teda Florida. The new fiscal year ends on December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACOLA CORP.

	By:	/s/ GODFREY CHIN TONG HUI
	Name:	Godfrey Chin Tong Hui
Dated: March 18, 2004	Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Share Exchange Agreement

99.1	Press Release dated March 18, 2004